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As filed with the Securities and Exchange Commission on August 12, 2002

Registration No. 333-79449

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0231510
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
370 Wabasha Street North St. Paul, Minnesota	55102
(Address of Principal Executive Offices)	(Zip Code)

ECOLAB INC. 1997 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Lawrence T. Bell, Esq.
SeniorVice President—Law, General Counsel and Secretary
Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2981
(Name, address and telephone number,
including area code, of agent for service)

        On May 27, 1999, we filed our Registration Statement on Form S-8, File No. 333-79449, relating to 6,000,000 shares of our common stock (including associated preferred stock purchase rights) under the Ecolab Inc. 1997 Stock Incentive Plan (the "1997 Plan"). As of the date of this Post-Effective Amendment No. 1, 4,839,371 shares have been issued under the 1997 Plan, leaving an aggregate of 1,160,629 shares available for issuance. On August 9, 2002, we filed our Registration Statement on Form S-8, File No. 333-97927, relating to an aggregate of 7,100,000 shares under the Ecolab Inc. 2002 Stock Incentive Plan (the "2002 Plan"). The 7,100,000 shares included 6,000,000 shares under the 2002 Plan, plus 1,100,000 (of the 1,160,629 remaining) shares under the 1997 Plan. We are filing this Post-Effective Amendment No. 1 to deregister the 1,100,000 shares under the 1997 Plan.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on August 12, 2002.

ECOLAB INC.
By:	/s/ ALLAN L. SCHUMAN Allan L. Schuman Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 12, 2002 by the following persons in the capacities indicated.

Signature	Title
/s/ ALLAN S. SCHUMAN Allan L. Schuman	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and Director
/s/ STEVEN L. FRITZE Steven L. Fritze	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ DANIEL J. SCHMECHEL Daniel J. Schmechel	Vice President and Controller (principal accounting officer)
/s/ TIMOTHY P. DORDELL	Directors
Timothy P. Dordell, as attorney-in-fact for Leslie S. Biller, Jerry A. Grundhofer, Stefan Hamelmann, James J. Howard, William L. Jews, Joel W. Johnson, Jochen Krautter, Ulrich Lehner, Jerry W. Levin and Robert L. Lumpkins

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ECOLAB INC.
REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
24.1	Powers of Attorney	Filed herewith electronically.

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SIGNATURES
INDEX TO EXHIBITS